[LOGO AMERISERVE(TM)]

FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE
(214) 368-0909 (800) 710-5292 (PAGER)


                 COURT APPROVES AMERISERVE DISCLOSURE STATEMENT

         Addison, Texas (Oct. 26, 2000) --- AmeriServe Food Distribution, Inc. today announced that the United States Bankruptcy Court in Wilmington, Del., has approved AmeriServe's Disclosure Statement in connection with its Plan of Reorganization. The Disclosure Statement is being mailed to creditors this week. It will also be available as part of AmeriServe Food Distribution, Inc.'s 8-K filing with the Securities and Exchange Commission, as well as NEBCO EVANS Holding Company's 8-K filing.

         AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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